Exhibit 99.1

October 6, 2023

Liberty Media Corporation Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (“Liberty Media”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) will host a conference call to discuss results for the third quarter of 2023 on Friday, November 3rd at 10:00 a.m. E.T. Before the open of market trading that day, Liberty Media will issue a press release reporting such results, which can be found at https://ir.libertymedia.com/news-events/press-releases. Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Liberty Media and Atlanta Braves Holdings, Inc. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 704-2829 or +1 (215) 268-9864, passcode 13736986, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media website at https://www.libertymedia.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty’s interest in SiriusXM. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty’s subsidiary Formula 1 and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty’s interest in Live Nation and other minority investments.

Liberty Media Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation